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                                                                   EXHIBIT 10.36


                                LEASE AGREEMENT

ARTICLE ONE:  BASIC TERMS.

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01.  Date of Lease: _____________, 2000

     Section 1.02. Landlord (include legal entity): Mercy Capital Center Joint Venture, a California general partnership

          Address of Landlord: 4300 Paces Ferry Road, Suite 100, Atlanta,
                               Georgia 30339

     Section 1.03. Tenant (include legal entity): HomeGrocer.com, Inc., a Delaware corporation

          Address of Tenant:   10230 N.E. Points Drive
                               Kirkland, WA 98033
                               ATTN: Vice President Operations

                               10230 N.E. Points Drive
                               Kirkland, WA 98033
                               ATTN: Legal Department

     Section 1.04. Property (include street address, approximate square footage and description): The Property is part of a multi-tenant real property development in Gwinnett County, Georgia known as Newpoint, Buildings 1, 2A, 2B and 3 and described or depicted on the attached Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other and future improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property Is approximately 115,816 square feet of total gross area outlined in red on the attached Exhibit "B" and being situated within Building 1, 4005 Newpoint Place, Lawrenceville, Georgia 30043, said Building containing 414,160 gross net rentable square feet.

     Section 1.05. Lease Term: Approximately ten (10) years beginning on March 1, 2000 (the "Commencement Date"), and ending on the last day of the month in which the date that is the ten (10) year anniversary of the Commencement Date shall occur (the "Expiration Date").

     Section 1.06. Permitted Uses (See Article Five): general office/warehouse, shipping, receiving, distribution, and light manufacturing.

     Section 1.07.  Tenant's Guarantors  (if none, so state):  None
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     Section 1.08.  Brokers  (See Article fourteen) (if none, so state):

          Tenant's Broker:  None

          Landlord's Broker:  None

     Section 1.09. Commission Payable to Landlord's Broker (See Article Fourteen): None

     Section 1.10. Initial Security Deposit (See Section 3.02): $70,000.00

     Section 1.11. Vehicle Parking Spaces Allocated to Tenant (See Section 4.05 and Rider): 192 employee spaces; 88 truck spaces, inclusive of Building loading areas, all as shown as the parking plan attached as Exhibit "C" (the "Parking Plan")

     Section 1.12.  Rent and Other Charges Payable by Tenant:

     (a) BASE RENT: The Base Rent per annum for each Rental Lease Year and per month shall be as follows:

                         Annual       Monthly
                         ------       -------

          Years 1 -5     $375,243.84  $31,270.32

          Years 6-10     $420,412.08  $35,034.34

The term "Rental Lease Year" shall be each twelve month period beginning on March 1, in each year, with the first Rental Lease Year commencing on March 1, 2000 (the "Rental Commencement Date").

(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Tenant's Initial Pro-Rata Share of Common Area Expenses ($.22 per square foot within the Property per annum) (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Management Fees (see
Section 4.09); (vii) Maintenance, Repairs and Alterations (See Article Six). Tenant's initial pro rata share of Real Property Taxes and Insurance premiums is estimated to be $.34 per square foot within the Property per annum.

     Section 1.13. Landlord's Share of Profit on Assignment or Sublease (See
Section 9.05): Fifty percent (50%) of the Net profit (the "Landlord's Share").

     Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Rider of even date, containing paragraphs 1 through 6.

ARTICLE TWO:  LEASE TERM.

     Section 2.01. Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for

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the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term.

     Section 2.02.  [Intentionally Deleted]

     Section 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall have full, unrestricted access to the Property and parking areas from the date of this Lease for the purpose of installing trade fixtures and equipment, including but not limited to communication systems, refrigeration and conveyor and racking systems and all other Tenant Improvements. In the event Tenant uses the Property for storage of product prior to the Commencement Date, Tenant shall not pay Base Rent but will pay all other charges specified in this Lease for the early occupancy period.

     Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Should Tenant continue to hold the Property after the expiration or earlier termination of this Lease, or after re-entry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will. Tenant shall have no right to notice under O.C.G.A. (S) 44-7-7 of the termination of its tenancy. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property after written notice specifying in reasonable detail Landlord's damages. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease, or after re-entry by Landlord without terminating this Lease as permitted hereunder, and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a tenancy at will, subject to all of the terms of this Lease, except any right to renew this Lease and except that the Base Rent then in effect shall be increased by twenty-five percent (25%). The foregoing provisions of this
Section 2.04 shall survive the expiration or earlier termination of this Lease and shall apply to any holding over after any renewal or extension of this Lease.

ARTICLE THREE:  BASE RENT.

     Section 3.01. Time and Manner of Payment. Base Rent shall commence to be payable on the Rental Commencement Date. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the monthly amount stated in paragraph 1.12(a) above for the first installment of full monthly Base Rent due under this Lease. On the first day of the calendar month after the month in which the first installment of full monthly Base Rent is due, and on the first day of each calendar month thereafter, Tenant shall pay Landlord the Base Rent in equal monthly installments, in advance, without notice or prior demand, unless otherwise provided herein, and without offset or deduction. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in advance and in writing. If the Rental Commencement Date falls on a date other than the first day of a calendar month, Base Rent due for such

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fractional month shall be prorated on a per diem basis between Landlord and
Tenant and shall be payable on the first day of the calendar month after the month in which the first installment of full monthly Base Rent is due.

     Section 3.02. Security Deposit; Increases. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may, after written notice, apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. Such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. If Landlord properly uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     Section 3.03. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor), on or before thirty (30)) days after such termination and vacation, the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply, to any time periods after termination of the Lease.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT.

     Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02.  Property Taxes.

     (a) Real Property Taxes. Tenant shall pay, in the manner provided in
Section 4.08 below, all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.

     (b) Definition of "Real Property Tax." "Real Property Tax" means: (i) any fee, ad valorem fee, license fee, license tax, business license fee, commercial rental tax, levy charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment

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of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax. "Real Property Tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes, and does not include any taxes or other charges levied upon the event of transfer itself as described in (iv) above.

     (c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Upon reasonable notice to Landlord, Tenant will be entitled to examine at Landlord's offices in which such are maintained, the books and records used to create such statements, and reconcile such statements as reasonably necessary, including a refund if such reconciliation shows an overpayment by Tenant.

     (d)  Personal Property Taxes.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     (e) Contesting of Taxes. In any year which Landlord does not protest the real property tax assessment levied against the real property, Tenant may choose to protest the assessment in Landlord's name. If Tenant chooses to protest the assessment, Landlord shall fully cooperate with Tenant's efforts provided Tenant pays all costs and expenses necessary to conduct such protest. In the event Landlord protests such assessment and a reduction in the taxes for the Property results, Tenant shall be entitled to the benefit of such reassessment, either as a credit against the next payments of Rent and Additional Rent due under this Lease or as a refund if this Lease has expired. If Tenant protests the assessment and the taxes for the Property are reduced as a result of such protest, Landlord and Tenant shall each be entitled to the benefit of such reassessment. Tenant shall also be entitled to reimbursement of its expenses in conducting such protest, such reimbursement to be in the form of a credit against Additional Rent, but Tenant shall not be entitled to a credit in excess of the reduced taxes as a result of such protest which accrue to Landlord's benefit as to the remainder of the Building during the remainder of the Lease Term.

     Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other properties, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to

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Landlord within thirty (30) days after receipt of Landlord's written statement.
Upon reasonable notice to Landlord, Tenant will be entitled to examine at Landlord's office in which such are maintained, the books and records used to create such statements, and reconcile such statements as reasonably necessary, including a refund or credit if an overpayment by Tenant has occurred.

     Section 4.04.  Insurance Policies.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be TWO MILLION DOLLARS ($2,000,000.00) per occurrence and shall be subject to reasonable periodic increases based upon inflation, increased liability awards, reasonable recommendations of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligations under this Lease. Landlord shall also obtain comprehensive public liability insurance in an amount and with coverage reasonably determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

     (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Building in the full amount of its replacement value. Such policy shall contain an inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Building after written notice. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus an amount equal to one (1) year's reasonably estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed TWENTY-FIVE THOUSAND DOLLARS ($25,000.00). Tenant shall not do or permit anything to be done by Tenant's agents which invalidates any such insurance policies.

     (c) Payment of Premiums. Subject to Section 4.08, Tenant shall pay Tenant's share of all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within thirty (30) days after Tenant's receipt of a copy of the

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premium statement or other evidence, of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy as an alternative to providing a policy of insurance. Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

     (d)  General Insurance Provision.

          (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage. All such policies shall name Landlord's mortgagee an additional insured or loss payee, as applicable.

          (ii) If Tenant fails to deliver a policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after receipt of a statement that indicates the cost of such insurance.

          (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

          (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, and against the officers, employees, agents or representatives of the other, for loss of or damage to its

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property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.05.  Common Areas: Use, Maintenance and Costs.

     (a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. The owner of the Common Areas, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities are permitted if they do not materially affect Tenant's use of the Property and do not increase the Common Areas beyond the existing confines of the Project. Notwithstanding the foregoing, (a) the access drives to Newpoint Place adjacent to the Building and owned by Landlord and as shown on the Parking Plan may not be relocated or eliminated without Tenant's prior written approval; and (b) Landlord shall not change or otherwise alter the Parking Areas as marked in Exhibit "C".

     (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom the owners of the Common Areas have granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable and non-discriminatory rules and regulations as may be established from time to time. Tenant shall abide by such reasonable and non-discriminatory rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by the owners' rules and regulations. At any time, the owners of the Common Areas may temporarily close any Common Areas to perform any acts in the Common Areas as, in the judgment of the owners of the Common Areas, are desirable to improve the Project. Tenant shall not interfere with the rights of the owners of the Common Areas, other tenants or any other person entitled to use the Common Areas. Landlord shall not close or otherwise alter the Parking Area as marked in Exhibit "C" except for reasonable maintenance which shall be coordinated with Tenant.

     (c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to the exclusive use of the number of employee vehicle and Tenant delivery truck parking spaces within the designated parking areas shown on the attached Exhibit "C", and allocated to Tenant in Section 1.11 of this Lease, during the initial Lease Term and the Renewal Terms without paying any additional rent. Tenant may only park in the Parking Areas marked on Exhibit "C". Employee parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within other portions of the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord.

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Provided Tenant has exclusive use of the parking as contemplated in Section 1.11 and 4.05, should Tenant's delivery trucks park outside of the areas designated for such as shown on Exhibit "C" or should Tenant, its employees, licensees or invitees park, at any one time, more vehicles in any parking areas than the number set forth in Section 1.11 of this Lease, Landlord will be entitled, at its option, to require Tenant to pay, as Additional Rent, the following:
Landlord will provide Tenant written notice of a violation of such parking prohibition in order for Landlord to require Tenant to pay for subsequent violations. If another violation occurs within fifteen (15) days after such notice, the sum of One Hundred and No/100 Dollars ($100.00) will be payable to Landlord on the next rent payment date. If yet another violation occurs within fifteen (15) days after the second violation, an amount equal to One Hundred Ten (110%) percent of the previous sum charged will be due on the next rent payment date, with such charges continuing to increase for subsequent violations within fifteen (15) days of a previous violation at the same one hundred ten percent (110%) cumulative rate. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas other than Tenant's loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks, at any one time, more vehicles in any parking area than the number set forth in Section
1.11 of this Lease, such conduct shall also be a material breach of this Lease.

     (d) Maintenance of Common Areas, Common Area Costs. Landlord shall maintain the Common Areas owned by it in good order, condition and repair and shall operate the Property, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all actual costs incurred for the operation and maintenance of the Common Areas as permitted under the terms and conditions of this Lease, such costs defined as "Common Area Costs" include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and all Common Area improvements; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Project for the calendar year); and assessments imposed upon the Project pursuant to any Common Area maintenance agreement or recorded covenants, conditions, restrictions or easements to which the Project may be subject. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area Costs. Common Area Costs shall not include (a) depreciation of any real property forming part of the Common Areas or otherwise, (b) payment of principal or interest due under any mortgage or deed of trust; (c) capital improvement costs, whether principal or interest; (d) Landlord's costs of any services sold or provided to tenants for which Landlord is entitled to be reimbursed

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by such tenants under the Lease with such tenants; and (e) costs incurred for any items to the extent of Landlord's recovery under a manufacturer's, materialman's, vendor's or contractor's warranty.

     (e) Tenant's Share and Payment. Tenant shall pay Tenant's pro rata share of all Common Area Costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of this Lease, by the total aggregate square foot area of the Project which is leasable by tenants, as of the date on which the computation is made. Tenant's initial pro rata share is set out in paragraph 1.12(b). Any changes in the Common Area Costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, at the beginning of each calendar year during the term of this Lease for that calendar year, estimate in advance and charge to Tenant as Common Area Costs, all real property taxes for which Tenant is liable under Section 4.02 of this Lease, all insurance premiums for which Tenant is liable under Section 4.04 of this Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of this Lease, and all other Common Area Costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area Costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Within sixty
(60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area Costs paid or incurred during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period, but no more than Tenant's share. Landlord may increase the amount of estimated Common Area Costs in each subsequent calendar year, provided such estimated increase does not exceed ten percent (10%) per year, on a cumulative basis, and Landlord may increase such estimated Common Area Costs during the year (without any limitation) provided any such mid year increase is based upon actual increases for which Landlord has received written confirmation. Upon reasonable notice to Landlord, Tenant will be entitled to examine at Landlord's offices in which such are maintained, the books and records used to create such statements, and reconcile such statements as reasonably necessary, including a refund or credit if such reconciliation shows an overpayment by Tenant.

     Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or deed to secure debt encumbering the Property. Therefore, if Landlord does not receive any rent payment within the later of five (5) days after it becomes due or five (5) days after Tenant's receipt of notice if Tenant is entitled to notice of non-payment of rent under Section 10.02(b), Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs

Landlord will incur by reason of such late payment and not payment for the use of money or a penalty. The provision for late charges shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidating damages or as limiting Landlord's remedies in any manner.

     Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear simple interest at the rate of fifteen percent (15%) per annum from the due date of such amount after the expiration of any notice period required under Section 10.02(b). However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. The provision for late charges and interest shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidating damages or as limiting Landlord's remedies in any manner.

     Section 4.08. Manner of Payment of Insurance Premiums and Real Property Taxes. Tenant shall pay Landlord a sum equal to one-twelfth (1/12th) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Tenant shall pay any deficiency of funds with the payment of any other obligation of Tenant next falling due to Landlord under this Lease. Any overage in such payment by Tenant will be credited to any other obligation of Tenant next falling due to Landlord under this Lease.

     Section 4.09. Management Fees. Tenant shall reimburse Landlord monthly for management fees incurred by Landlord in connection with the Property (which reimbursement is included in Landlord's five percent [5%] supervisory allowance under Section 4.05(d) of this Lease).

ARTICLE FIVE:  USE OF PROPERTY.

     Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of

Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act. However, nothing herein is to be construed so as to obligate Tenant to modify or alter any aspect of the Building which is solely Landlord's obligation as set forth in Section
6.01 below.

          Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including, without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any Hazardous Material storage tanks on the Property. Notwithstanding anything contained in this Lease to the contrary, (a) goods sold as part of Tenant's business operations; (b) cleaning materials customarily used in Tenant's industry); and (c) components incorporated in the following equipment and systems, and small quantities of fluids, powders, toner and similar materials routinely used in the operation thereof which are properly used, handled, stored in appropriate containers and disposed of in accordance with any and all applicable laws, rules and ordinances, shall not be deemed Hazardous Material for the purposes of this Lease: photocopying equipment; word processors; printers; telephone systems; computers; scanners; facsimile machines; binders; televisions; refrigerators; microwave ovens; or any similar or related equipment or systems now or hereafter routinely employed in connection with general office warehouse use.

          Section 5.04. Signs and Auctions. Subject to the provisions of any recorded restrictions and the regulations and approval rights of Newpoint Owner's Association, Tenant shall be allowed to install its pro rata share of exterior signage on the Premises subject to applicable governmental authorities, and subject to Landlord's standards and prior written approval, which will not be unreasonably withheld or delayed. All signage shall be furnished and installed at Tenant's expense. Tenant shall not conduct or permit any auctions or sheriffs sates at the Property.

          Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant; however, such indemnity shall not apply to claims or liability arising from Landlord's negligent acts or omissions or willful misconduct. Tenant shall reasonably defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, and after written notice, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property, and Tenant hereby waives all claims in respect thereof against Landlord, except for any damage, injury or claim arising out of Landlord's gross negligence or willful misconduct.

          Section 5.06. Landlord's Access. Landlord or its agents may enter the Property after twenty-four (24) hours prior written notice at all reasonable times to show the Property to potential buyers, investors or other parties and, during the last six (6) months of the Lease Term, to tenants which are not competitors of Tenant in the internet-only based grocer-to-consumer delivery business; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior written notice of such entry, except in the case of an emergency. In exercising its rights hereunder, Landlord shall not interfere with Tenant's business operations. Landlord may place customary "For Sale" or "For Lease" signs on the Property which do not interfere with the visibility by the public of Tenant's signage.

          Section 5.07. Quiet Possession. As long as Tenant is not in default of this Lease, as defined in Section 10.02 below, Tenant may occupy and peacefully enjoy as defined herein this Lease the Property including the Common Areas, parking, and all appurtenant rights hereof for the full Lease Term, subject to the provisions of this Lease.

ART1CLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS.

          Section 6.01. Condition Upon Delivery. As of January 1, 2000, Landlord warrants that the Building is in good condition and repair and the electrical, mechanical, plumbing, and other systems serving the Property are in good condition and repair, that the Building is in compliance with all applicable laws, codes, ordinances, rules, regulations, and covenants; that the Building is free of any adverse environmental condition; and that the Building is not subject to any latent or patent structural defects. Landlord shall indemnify Tenant against any costs or claims associated with any breach of the above warranties by Landlord.

          Section 6.02.  Existing Conditions.  Except as provided in Section
6.01 above, Tenant accepts the Property in its condition as of the execution of the Lease and all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto, other than as set forth in this Lease.

          Section 6.03. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.03 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct. As used in this Section, the term "Landlord" shall include Landlord's employees, agents, contractors, and invitees, if applicable.

          Section 6.04. Landlord's Obligations. Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair as in a first class industrial/commercial real property development: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more than once every five (5) years, if necessary). However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls.
Landlord shall diligently make repairs under this Section 6.04 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

          Section 6.05.  Tenant's Obligations.

          (a) Except as provided in Article Seven (Damage Destruction), Article Eight (Condemnation), Section 4.05(d) above, and Section 6,04(a) above, Tenant shall keep all portions of the Property (including nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as reasonably needed). If any portion of the Property or any system or equipment in the Property which Landlord is not obligated to maintain and which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term utilizing generally accepted accounting principles, Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall reasonably maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in good order, condition and repair.

          (b) Except as limited herein, Tenant shall fulfill all of Tenant's obligations under this Section 6.05, at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.05, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and reasonably perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair.

          Section 6.06.  Alterations, Additions, and Improvements.

          (a) Except for racking systems and except for non-structural alterations made after the Commencement Date and which do not exceed Ten Thousand and No/100 Dollars ($10,000.00) in cost cumulatively over the Lease Term, Tenant shall not make any alterations, additions, or improvements, including Tenant's Improvements, as defined in the Rider to this Lease to the Property without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be required to notify Tenant of whether it consents to any alterations, additions or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good workman-like manner, and (b) has had a commercially reasonable opportunity to review them. Landlord shall provide a response to Tenant's request within five (5) business days upon receipt of (a) above, and Landlord's failure to respond within the five (5) business day period shall be deemed by its approval of the same. If Landlord shall disapprove a request by Tenant, Landlord shall within two (2) business days deliver to Tenant why and in reasonable detail approval was denied. Tenant, at its sole cost and expense, may from time to time install, and if so installed, shall maintain, rooftop communication equipment (to include antennae and/or satellite dishes if screened from view), and rooftop refrigeration, heating, ventilation and air conditioning equipment, subject to the prior written approval of Landlord and its consultants in their reasonable discretion as to the size, number and location of same and subject to applicable recorded restrictions and rules and regulations of Newpoint Owner's Association and applicable governmental authorities. Tenant shall utilize Landlord's roofing contractor for the supervision and/or approval of any penetrations made to the roof, but Tenant shall not be obligated to pay Landlord any fees for the management or oversight of such work. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Property or the Building; (2) do not overload or damage the same; and (3) may be removed without irreparable damage to the Property. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.06(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor reasonably approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment, including lien waivers, for all labor and materials.

          (b) If any alteration, addition or improvement will affect the Building's structure, HVAC System, mechanical, electrical or plumbing systems, the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be representation that the plans or the work depicted thereon will comply with the law or adequate for any purpose, but shall merely be Landlord's consent to performance of the work.

          (c) Tenant shall pay when due all claims for labor and material actually furnished to the Property. Tenant shall give Landlord at least twenty
(20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

          Section 6.07. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction) or Section 4.05(d). In addition, Landlord may at its option require Tenant to remove or demolish any alterations, additions or improvements (whether or not made with Landlord's consent), including all interior, exterior and loading dock improvements, prior to the expiration of the Lease Term and to restore the Property to a condition equal to Landlord's standard building specifications, all at Tenant's expense. Whether or not Landlord elects to require Tenant demolish or restore improvements, Tenant shall restore the loading dock to its original forty-eight inch (48") height and otherwise to a condition the same as existed prior to execution of this Lease. If requested by Tenant, Landlord will include within its consent to requested alterations, additions or improvements a list of those of the requested alterations, additions or improvements items to be removed or demolished by Tenant prior to the expiration of this Lease. In the event Tenant delivers to Landlord the Early Termination Notice, Landlord shall provide Tenant a list of items to be removed or demolished prior to the Early Termination Date. Landlord shall allow Tenant no less than twenty-one
(21) days to remove or demolish the alterations, additions or improvements. In the event Tenant fails to demolish or remove [or if Tenant fails to adequately demolish or remove] any items which Landlord has included in the list, Tenant shall upon demand reimburse Landlord for the cost of demolition or removal, and Tenant shall be subject to damages equal to twenty-five percent (25%) of the cost of such demolition or removal. The Parties acknowledge the difficulty of ascertaining Landlord's actual damages and therefore agree that the above amounts are a good faith reasonable attempt to identify and quantify Landlord's actual damages and as such do not constitute a penalty. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal or demolition of any such alterations, additions or improvements. All alterations, additions and improvements, excepting Tenant's trade fixtures, personal property and removable equipment, which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease. Unless directed by Landlord to do so, Tenant shall not remove any of the following materials or equipment, if permanently (but not temporarily) attached to the Property (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; rooftop communication equipment or other similar building operating equipment and decorations.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION.

          Section 7.01.  Partial Damage to Property.

          (a) Tenant shall notify Landlord in writing immediately upon Tenant's learning of the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage), and such damage can reasonably be repaired within one hundred eighty (180) days of the date of casualty and if Landlord's lender makes available for rebuilding the proceeds of the insurance policies described in Paragraph 4.04(b), this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

          (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies under Paragraph 4.04, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

          (c) If the damage to the Property occurs during the last six (6) months of the Lease Term, as it may be extended, and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this

Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

          Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within one hundred eighty
(180) days after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense. Should Landlord so elect to rebuild and should possession of the Property as rebuilt not be delivered to Tenant within such one hundred eighty (180) day period, Tenant shall notify Landlord in writing and Landlord shall have thirty (30) days after such notice in which to deliver such possession to Tenant. If Landlord fails to deliver possession to Tenant within such thirty (30) day period, Tenant may elect by written notice to Landlord within five (5) business days after the expiration of said thirty (30) day period to terminate this Lease, whereupon the terms and conditions hereof regarding termination of the Lease Term shall apply.

          Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's business and overall use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property unless due to Landlord's gross negligence or willful misconduct.

ARTICLE EIGHT:  CONDEMNATION.

          If all or any portion of the Property is taken under the power of eminent domain or sold under the imminent threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken or if Tenant's delivery truck or employee parking area as shown on the Parking Plan is decreased in any way whatsoever and Landlord does not make promptly available replacement parking in the vicinity, Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to Landlord within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If Tenant does not terminate this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and

Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed to secure debt encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, loss of business, goodwill, and relocation costs; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING.

          Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, ("Transfer") without Landlord's prior written consent, which shall not be unreasonably.withheld, conditioned or delayed, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease except for those transfers permitted without Landlord's consent as set forth in Section 9.02 below.

          Section 9.02. Permitted Transfers. Without Landlord's consent, Tenant may assign its leasehold interest to: (a) a parent, subsidiary, affiliate, division, or corporation controlling, controlled by or under common control with, Tenant; (b) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (c) a purchaser of substantially all of Tenant's assets located in the Property. The assignee or sublessee under clause (b) and (c) above must have minimum net worth equal to $100,000,000 at the time of the assignment or sublease. In addition, the restrictions on Transfer do not apply to the sale or other transfer of Tenant's capital stock including: (i) transfer in connection with the merger, consolidation or non-bankruptcy reorganization; (ii) any transaction related to a public sale; (iii) transfer of any sale of stock amongst existing shareholders; or (iv) activity in any company stock option programs.

          Section 9.03. No Release of Tenant. No Transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one Transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease, provided, however, that unless Tenant consents to any such modification, Tenant will not be bound by any provisions of such modification increasing the Tenant's obligations hereunder.

          Section 9.04.  [Intentionally Omitted]

          Section 9.05.  Landlord's Consent.

          (a)  Tenant's request for consent to any Transfer described in Section
9.01 shall set forth in writing the reasonable details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other reasonable information Landlord shall request.
Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property, which shall not be detrimental to the Project; (ii) the net worth and financial reputation of the proposed assignee or subtenant if not reasonably consistent with the other tenants of Landlord or it can be reasonably assumed the proposed assignee or subtenant may not be able to pay rent for the term proposed; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

          (b)  If Tenant assigns or subleases, the following shall apply:

                     (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Net Profit (defined below) on any sublease as and when received by Tenant. All amounts due under this Lease shall be paid by an assignee to Landlord directly and Landlord will remit to Tenant its share of such Net Profit as and when received. The "Net Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses incurred by Tenant in connection with the execution and performance of such assignment or sublease to include real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment of sublease. Tenant is entitled to recover such cost and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Net Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

                    (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may reasonably inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

          Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. Upon the occurrence of any such event, Landlord may after prior written notice to Tenant terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES.

          Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such Tenant not being in default hereunder. Time is of the essence in the performance of all covenants and conditions.

          Section 10.02.  Defaults.  Tenant shall be in default under this
Lease:

          (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

          (b) If Tenant fails to pay rent or any other charge within five (5) days after written notice given not earlier than five (5) days after the due date; or Tenant shall fail to pay rent or any other payment required herein within five (5) days after the date due, at any time during a twelve (12) month period in which Tenant has already received two (2) previous notices of its failure to pay rent or other payments.

          (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

          (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     Section 10.03. Remedies. (a) If Tenant is in default as described under
Section 10.02 above, Landlord may, at any time thereafter, with notice, but without limiting Landlord in the exercise of any right or remedy which Landlord may have:

          (i) Terminate this Lease, and Tenant shall remain liable for all Base Rent, Additional Rent and all other obligations under this Lease arising up to the date of such termination; or

          (ii) Terminate this Lease, and Tenant shall remain liable for all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (1) the total Rent, Additional Rent and all other obligations which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date of the Lease Term, over (2) the total reasonable rental value of the Property for the same period, plus (3) the costs of recovering the Property and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, attorney's fees, plus (4) the unpaid Base Rent, Additional Rent and other charges which Landlord earned as of the date of termination plus interest at the "Interest Rate" (as hereinafter defined) on such unpaid Base Rent, Additional Rent and other charges until paid, plus (5) other sums of money and damages owing on the date of termination, all of which excess sum shall be deemed immediately due and payable; or

          (iii) Without terminating this Lease, declare immediately due and payable the present value [using a discount rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%)] of the sum of: (1) all Base Rent, Additional Rent and all other obligations due and coming due under this Lease for the entire remaining Lease Term hereof, plus (2) the cost of recovering the Property and all other expenses incurred by Landlord in connection with Tenant's default, plus (3) the unpaid Base Rent, Additional Rent and other charges earned as of the date of such notice, plus (4) Interest at the "Interest Rate," on such unpaid Base Rent, Additional Rent and other charges until paid, plus (5) all other sums of money and damages owing by Tenant to Landlord under this Lease. Such payments shall not be deemed a penalty or forfeiture but shall constitute payment of liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain, and that the amount set forth above is a reasonable estimate thereof. Upon making such payment, Tenant shall be entitled to receive from Landlord, as and when they are received by Landlord, all rents received by Landlord from other assignees, tenants, and subtenants on account of said Property during the Term of this Lease, less all costs, expenses and attorney's fees of Landlord incurred in connection with the reletting of the Property, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence; or

          (iv) Without terminating this Lease, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Property or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Property or any portion thereof as the agent of Tenant, with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Property. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent or Additional Rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rent, Additional Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Property as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

          (v) Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Property and without being liable for prosecution or any claim for damages therefor, maintain the Property and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

          (vi) Terminate the Lease and Tenant's right to possession of the Property; or

          (vii) Enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief, which remedy may be exercised upon any actual or threatened event of default by Tenant, without regard to whether Landlord may have an adequate remedy at law; or

          (viii) Foreclose any security interest in the property of Tenant which Landlord may have under the laws of the State of Georgia or under this Lease, including the immediate taking of possession of all property on or in the Property; and

          (ix) Pursue any combination of the foregoing remedies permitted by law and such other remedies as are available at law or equity.

     (b) Whenever Landlord terminates this Lease pursuant to this Section 10.03, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Lease Term Expiration Date, and all rights of Tenant under this Lease and in and to the Property shall expire and terminate and Tenant shall surrender the Property to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Property and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

     (c) Whenever Landlord terminates Tenant's right to possession of the Property without terminating this Lease pursuant to this Section 10.03, it shall do so by giving Tenant written notice of termination of its right of possession, in which event Tenant shall surrender the Property to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Property and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

     (d) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to unpaid Base Rent, Additional Rent and any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default, in Landlord's sole discretion.

     (e) Tenant shall remain liable for all Rent, Additional Rent and all other obligations as they accrue over the Lease Term after any writ of possession as to the Property is issued to Landlord in dispossessory proceedings, or after Landlord terminates the Lease or Tenant's right of possession. Upon the occurrence of any default by Tenant hereunder, Landlord shall not, in any event, have any duty to mitigate any damages or other amounts which Tenant might otherwise be liable to pay to Landlord hereunder; provided, however, that in the event Tenant is not in possession of the Property, Landlord agrees that it shall make the Property available for lease and use reasonable efforts to respond in the ordinary course of Landlord's business to inquiries concerning the Property, but in no event shall Landlord be obligated to lease the Property to any prospective tenant, and Tenant expressly acknowledges and agrees that Landlord may lease other space in the Project or in other buildings controlled by Landlord or an affiliate of Landlord, whether or not in the vicinity of the Project, to a tenant otherwise qualified and/or suitable for the Property.

     (f) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

     (g) As used in this Section 10.03 "Interest Rate" means simple interest from the date due until paid at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate.

     (h) The foregoing provisions of this Section 10.03 shall survive the expiration or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

     Section 10.04.  [Intentionally Deleted]

     Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof. On such termination, Landlord's damages for default shall include all costs and fees, including attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to dispossess Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     Section 10.06.  Landlord Default.

     (a) Notice of Default. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph, a reasonable time shall in no event be less than ten (10) days for non-monetary and thirty (30) days for monetary after receipt by Landlord, and any Lender whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed (either from Tenant or any third party); provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     (b) Performance by Tenant on Behalf of Landlord. In the event that Landlord does not cure said breach within thirty (30) days after receipt of said notice, or if having commenced said cure does not diligently pursue it to completion, then Tenant may elect to cure said breach on behalf of Landlord. Landlord shall reimburse such out-of-pocket costs incurred by Tenant, together with interest from the data, of expenditure at the "Interest Rate" defined in Section 10.03 above, within thirty (30) days after receipt of written demand therefor from Tenant together with copies of invoices and other documentation confirming such amounts. Tenant shall reasonably document the cost of said cure and supply said documentation to Landlord.

     Section 10.07. Cumulative Remedies. The exercise of any right or remedy by either party shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:  PROTECTION OF LENDERS.

     Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed to secure debt or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may reasonably require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed while Tenant is not in default as defined by Section 10.02 above. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed to secure debt or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed to secure debt or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed to secure debt or mortgage or the date of recording thereof.

     Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed to secure debt, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease, and Tenant's rights hereunder to quiet possession of the Property will not be disturbed by such transferee or successor while Tenant is not in default as defined by Section
10.02 above.

     Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents reasonably necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant is deemed to have agreed to such attornment or subordination.

     Section 11.04.  Estoppel Certificates.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or reasonable information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may also reasonably request. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b) If Tenant does not deliver such statement to Landlord within such ten
(10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts except to the extent any such facts are manifestly untrue or deliberately false.

     Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, but not more than twice per year, Tenant shall deliver to Landlord such financial statements, in a form typically available from publicly traded companies, as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any such financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential.

ARTICLE TWELVE:  LEGAL COSTS.

     Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any reasonable costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such reasonable costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse landlord for any legal fees or costs Landlord incurs in any such claim or action. Landlord shall also indemnify Tenant against and hold Tenant harmless from all costs, expenses, demands and liability Tenant may incur if Tenant becomes or is made a party to any claim or action (a) instituted by Landlord against any third party, or by any third party against Landlord, or by or against any person holding any interest under or using the Project by license of or agreement with Landlord;
(b) for foreclosure of any lien for labor or material furnished to or for Landlord or such other person; or (c) necessary to protect Tenant's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Landlord shall defend Tenant against any such claim or action at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election,

Landlord shall reimburse landlord for any legal fees or costs Tenant incurs in any such claim or action.

     Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent. Such fees shall not exceed Two Thousand and No/100 Dollars ($2,000.00) per occurrence.

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS.

     Section 13.01. Non-Discrimination. Tenant and Landlord will comply with all legal prohibitions as to discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02.  Landlord's Liability; Certain Duties.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord that accrue under this Lease during the time such Landlord owns such title or estate. Any Landlord who transfers all of its right, title and interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been properly applied under the terms of this Lease, and until such delivery, each such Landlord remains liable for those funds.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed to secure debt encumbering the Property whose name and address have been furnished in advance to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice except in an emergency and/or a threat to life or property. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     (c) Notwithstanding anything contained elsewhere in this Lease, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction required of Landlord by this Lease or applicable law unless due to Landlord's or its agent's gross negligence or willful misconduct. In such event, Tenant's only remedy for any refusal, withholding or delay which is determined to be unreasonable or in contravention of this Lease or applicable law shall be an action for specific performance or an injunction to enforce any such requirement.

     (d) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. The terms "Tenant" and "Landlord" shall include successors and assigns.

     Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be sent by nationally recognized overnight delivery service (such as Federal Express) with charges therefor billed to shipper. Notices to Tenant shall be delivered to the address specified in
Section 1.03 above, and notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery or evidenced by a signed delivery receipt. Either party may change its notice address upon written notice to the other party.

     Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant. Time is of the essence of this Lease.

      Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent as specifically provided in this Lease or as otherwise permitted herein. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11.  [Intentionally Deleted]

     Section 13.12.  [Intentionally Deleted]

     Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN:  BROKERS.

     Section 14.01. Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, in the amounts and at the times as provided in a separate written agreement between Landlord and Landlord's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

     Section 14.02. No Brokers. Landlord and Tenant each warrant that they have dealt with no real estate broker(s) in connection with this transaction, Tenant will compensate Ernst & Young, LLP, Tenant's consultants, pursuant to a separate agreement between Tenant and Ernst & Young LLP.

ARTICLE FIFTEEN:  COMPLIANCE.

     The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

     ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                        "LANDLORD"

Signed on January 25, 2000              MERCY CAPITAL CENTER JOINT VENTURE,
at Monterey, CA                         a California general partnership

                                        By: /s/ John E. Van Valkenburgh
                                        John E. Van Valkenburgh, General Partner


                       [Signatures continue on next page]

                                        "TENANT"

Signed on______, 2000                   HOMEGROCER.COM, INC.
at___________________                   a Delaware corporation

                                        By: /s/ Mary Alice Taylor
                                        Its:_________________________________

                                        Attest: /s/ Kristin Stred
                                        Its: Secretary

                                                        (CORPORATE SEAL)